EXHIBIT 99.3

HURON CONSULTING GROUP INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information reflects the estimated effect of the acquisition of Stockamp & Associates, Inc. (“Stockamp”) by Huron Consulting Group Inc. (the “Company”).

The unaudited pro forma consolidated balance sheet as of June 30, 2008 combines the respective balance sheets of the Company and Stockamp as if the acquisition was consummated on June 30, 2008. The unaudited pro forma consolidated statements of income for the year ended December 31, 2007 and for the six months ended June 30, 2008 combine the respective statements of income of the Company and Stockamp as if the acquisition was consummated on January 1, 2007.

The unaudited pro forma balance sheet and consolidated statements of income are based on the purchase method of accounting and the pro forma adjustments as described in the accompanying notes. Such pro forma adjustments give effect to transactions that are directly attributable to the acquisition and are factually supportable.

Pursuant to the asset purchase agreement, additional purchase consideration is payable to the sellers of Stockamp if specific performance targets are met over the period beginning on July 8, 2008 through December 31, 2011. The amount of additional purchase consideration that may become payable is not determinable at this time and therefore, the pro forma statements do not reflect the potential impact of such contingent payments.

The allocation of the purchase price is preliminary and is subject to refinement pending the completion of a valuation of the intangible assets acquired and the final net working capital adjustment.

The unaudited pro forma financial information should be read in conjunction with Stockamp’s financial statements and notes thereto, which are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A. The unaudited pro forma financial information should also be read in conjunction with the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K, as well as the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2008 and June 30, 2008.

The unaudited pro forma consolidated financial information is not necessarily indicative of what actually would have occurred if the acquisition had been effective for the periods presented and should not be taken as representative of the Company’s future consolidated results of operations or financial position.

HURON CONSULTING GROUP, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2008
(In thousands)

	Company	Stockamp	Pro Forma Adjustments	Note	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$14,335	$10,912	$(10,912)	(4)	$14,335
Receivables and unbilled services, net	133,453	6,962	—		140,415
Income tax receivable	7,636	—	—		7,636
Deferred income taxes	13,960	—	—		13,960
Other current assets	13,298	1,056	(38)	(4)	14,316
Total current assets	182,682	18,930	(10,950)		190,662
Property and equipment, net	44,378	1,510	198	(3)	46,086
Deferred income taxes	2,662	—	—		2,662
Other non-current assets	12,876	—	—		12,876
Intangible assets, net	10,519	—	32,900	(3)	43,419
Goodwill	246,386	—	185,183	(3)	431,569
Total assets	$499,503	$20,440	$207,331		$727,274

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$24,344	$1,487	$15,000	(2)	$41,884
			2,352	(2)
			(1,299)	(4)
Accrued payroll and related benefits	29,490	6,595	(3,733)	(4)	32,352
Income tax payable	2,843	—	—		2,843
Deferred revenues	7,377	6,338	(2,565)	(4)	11,150
Collections in excess of amounts earned	—	15,022	(15,022)	(4)	—
Current portion of deferred compensation liability	—	2,517	(2,517)	(4)	—
Current portion of notes payable and capital lease obligations	23,246	19	—		23,265
Total current liabilities	87,300	31,978	(7,784)		111,494
Non-current liabilities:
Deferred compensation and other liabilities	5,233	55,545	(55,545)	(4)	5,233
Capital lease obligations	127	57	—		184
Bank borrowings	179,500	—	168,520	(2)	348,020
Deferred lease incentives	9,046	—	—		9,046
Total non-current liabilities	193,906	55,602	112,975		362,483
Stockholders’ equity (deficit)	218,297	(67,140)	35,000	(2)	253,297
			67,140	(4)
Total liabilities and stockholders’ equity	$499,503	$20,440	$207,331		$727,274

See accompanying notes.

HURON CONSULTING GROUP, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2007
(In thousands, except per share amounts)

	Company	Stockamp	Pro Forma Adjustments	Note	Pro Forma Combined
Revenues and reimbursable expenses:
Revenues	$504,292	$71,368	$—	(1)	$575,660
Reimbursable expenses	43,661	8,188	—		51,849
Total revenues and reimbursable expenses	547,953	79,556	—		627,509
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	293,387	35,500	2,200	(5)	331,087
Intangible assets amortization	7,993	—	9,875	(6)	17,868
Reimbursable expenses	43,449	8,188	—		51,637
Total direct costs and reimbursable expenses	344,829	43,688	12,075		400,592
Operating expenses:
Selling, general and administrative	102,176	23,460	313	(5)	122,835
			(2,741)	(7)
			(373)	(8)
Depreciation and amortization	17,207	413	2,107	(6)	19,727
Bonus distributions to owners	—	27,500	(27,500)	(5)	—
Total operating expenses	119,383	51,373	(28,194)		142,562
Operating income (loss)	83,741	(15,505)	16,119		84,355
Other expense	(8,244)	(8,968)	9,079	(7)	(16,559)
			(8,426)	(9)
Income (loss) before provision for income taxes	75,497	(24,473)	16,772		67,796
Income tax (expense) benefit	(33,596)	—	3,157	(10)	(30,439)
Net income	$41,901	$(24,473)	$19,929		$37,357

Earnings per share:
Basic	$2.47				$2.11
Diluted	$2.32				$1.95

Weighted average shares used in calculating earnings per share:
Basic	16,944		771	(11)	17,715
Diluted	18,033		1,101	(11)	19,134

See accompanying notes.

HURON CONSULTING GROUP, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2008
(In thousands, except per share amounts)

	Company	Stockamp	Pro Forma Adjustments	Note	Pro Forma Combined
Revenues and reimbursable expenses:
Revenues	$282,802	$58,200	$—		$341,002
Reimbursable expenses	24,178	5,293	—		29,471
Total revenues and reimbursable expenses	306,980	63,493	—		370,473
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	169,435	21,464	1,100	(5)	191,999
Intangible assets amortization	48	—	2,050	(6)	2,098
Reimbursable expenses	24,188	5,293	—		29,481
Total direct costs and reimbursable expenses	193,671	26,757	3,150		223,578
Operating expenses:
Selling, general and administrative	61,942	12,716	157	(5)	72,716
			(722)	(7)
			(1,377)	(8)
Depreciation and amortization	10,508	200	1,053	(6)	11,761
Total operating expenses	72,450	12,916	(889)		84,477
Operating income	40,859	23,820	(2,261)		62,418
Other expense	(4,456)	(4,577)	4,641	(7)	(8,605)
			(4,213)	(9)
Income before provision for income taxes	36,403	19,243	(1,833)		53,813
Income tax expense	(16,381)	—	(7,139)	(10)	(23,520)
Net income	$20,022	$19,243	$(8,972)		$30,293

Earnings per share:
Basic	$1.15				$1.63
Diluted	$1.10				$1.57

Weighted average shares used in calculating earnings per share:
Basic	17,465		1,101	(11)	18,566
Diluted	18,197		1,101	(11)	19,298

See accompanying notes.

HURON CONSULTING GROUP INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

(1)
Historical Stockamp Revenue Recognition – Stockamp earns revenue primarily from consulting services, software licensing, and software support and maintenance services.  Consulting fees include amounts which are fixed and determinable along with contingent fees.  Contingent-based fee engagements tie fees to the attainment of contractually defined objectives, which are frequently based upon measurable improvements in the client’s cash flows or revenues.  Historically, Stockamp’s engagement contract language does not allow for contingent fee revenue recognition under generally accepted accounting principles in the United States (“GAAP”) until upon the completion of the engagement when the defined objectives are measured.  Because a number of engagements containing contingent-based fees commenced in 2007 but will not be completed until 2008, a significant amount of cash collections was deferred at December 31, 2007 (representing a $13.5 million increase from December 31, 2006), as presented on Stockamp’s balance sheet included in Exhibit 99.1 of this Current Report on Form 8-K/A (“Exhibit 99.1”).  These amounts will be generally recognized as revenue in 2008.  On a prospective basis, Stockamp’s engagement contract language will be revised to allow for GAAP revenue recognition of contingent-based fees throughout the engagement period as opposed to all at the conclusion of the engagement.  Stockamp’s historical revenue recognition policy is described in further detail in the notes to its financial statements included in Exhibit 99.1.

(2)	This adjustment is to record the funding of the acquisition, which consisted of the following (in thousands):

Bank borrowings	$168,520
Common stock issued (770,518 shares)	35,000
Common stock issued and deposited into escrow (330,222 shares)	15,000
Transaction costs	1,195
Preliminary working capital adjustment	1,157
Total purchase price	$220,872

In connection with the acquisition, the Company borrowed $168.5 million under its bank credit agreement and issued 1,100,740 shares of common stock with an aggregate value of $50.0 million.  Borrowings under the bank credit agreement currently bear an interest rate of approximately 5.0%.  Also, pursuant to the asset purchase agreement, the purchase price will include a working capital adjustment.

(3)	The purchase price was allocated, based on a preliminary valuation, as follows (in thousands):

Assets purchased	$9,688
Liabilities assumed	(6,899)
Intangible assets identified	32,900
Goodwill	185,183
Total purchase price	$220,872

(4)	This adjustment is to eliminate the assets and liabilities that the Company did not acquire or assume.

(5)
This adjustment is to record contractual obligations pursuant to employment agreements entered into between the Company and former Stockamp stockholders in connection with the acquisition and to reverse their respective bonus distributions recorded on Stockamp’s historical financial statements.

(6)
This adjustment is to record, based on a preliminary valuation, estimated amortization expense for identifiable intangible assets as presented in the table below (in thousands).  Amortization expense for customer contracts is recognized based on projected discounted cash flows in each of the year beginning on January 31, 2007. Amortization expense for internally-developed software, non-competition agreements and the trade name are recognized on a straight-line basis.

Intangible Asset	Preliminary Value	Estimated Useful Life	Year Ended December 31, 2007	Six Months Ended June 30, 2008

Customer Contracts	$16,300	96 months	$7,625	$925
Internally-developed software	$9,000	48 months	2,250	1,125
Total			$9,875	$2,050

Non-competition agreements	$4,000	72 months	$667	$333
Trade name	$3,600	30 months	1,440	720
Total			$2,107	$1,053

(7)	This adjustment is to reverse service and interest costs relating to Stockamp’s deferred compensation plan, which the Company did not purchase (in thousands):

	Year Ended December 31, 2007	Six Months Ended June 30, 2008
Service cost	$2,741	$722
Interest cost	9,079	4,641
Total	$11,820	$5,363

(8)	This adjustment is to reverse legal, accounting and other professional fees incurred by Stockamp relating to the acquisition.

(9)	This adjustment is to record interest expense relating to borrowings of 168.5 million on the acquisition date, calculated as follows (in thousands):

	Year Ended December 31, 2007	Six Months Ended June 30, 2008
Borrowings	$168,520	$168,520
Interest rate	5.0%	5.0%
Interest expense – 12 months	$8,426	—
Interest expense – 6 months	—	$4,213

The $168.5 million of borrowings bear interest at LIBOR plus a spread, which is based on the Company’s debt to earnings before interest, depreciation and amortization ratio, as specified in the bank credit agreement.  A variance of 0.125% in the interest rate would have a $210,650 and

$105,325 pro forma effect on pre-tax income for the year ended December 31, 2007 and the six months ended June 30, 2008, respectively.

(10)
This adjustment is to record the income tax effect of the afore-mentioned pro forma adjustments and also to record an income tax provision as if Stockamp had filed its income tax returns on a consolidated basis with the Company, calculated as follows (in thousands):

	Year Ended December 31, 2007	Six Months Ended June 30, 2008
Bonus adjustment (see note 5)	$(24,987)	$1,257
Intangible assets amortization expense (see note 6)	11,982	3,103
Deferred compensation adjustment (see note 7)	(11,820)	(5,363)
Acquisition-related fees (see note 8)	(373)	(1,377)
Interest expense (see note 9)	8,426	4,213
Loss (income) before taxes, before pro forma adjustments	24,473	(19,243)
Subtotal (income) / expense	7,701	(17,410)
Tax rate	41.0%	41.0%
Income tax provision (benefit)	$3,157	$(7,139)

(11)	This adjustment is to present the dilutive effect of the shares issued in connection with the acquisition (in thousands):

	Year Ended December 31, 2007		Six Months Ended June 30, 2008
	Basic	Diluted	Basic	Diluted
Weighted average shares – historical	16,944	18,033	17,465	18,197
Shares issued to Stockamp	771	771	771	771
Shares issued into escrow	—	330	330	330
Weighted average shares - pro forma	17,715	19,134	18,566	19,298